As filed with the Securities and Exchange Commission on January 5, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WISCONSIN PUBLIC SERVICE CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin

(State or other jurisdiction of
incorporation or organization)

39-0715160

(I.R.S. Employer
Identification No.)

700 North Adams Street

P.O. Box 19001

Green Bay, Wisconsin 54307-9001

800-450-7260

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Schubilske

Vice President and Treasurer

231 West Michigan Street

P.O. Box 2046

Milwaukee, Wisconsin 53201

(414) 221-2345

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua M. Erickson

Director – Legal Services – Corporate and Finance

Wisconsin Public Service Corporation

231 West Michigan Street, P.O. Box 2046

Milwaukee, Wisconsin 53201

(414) 221-2544

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as the registrant shall determine in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
	Amount to be		Offering Price		Aggregate Offering		Amount of
Title of Each Class of Securities to be Registered	Registered		per Unit		Price		Registration Fee
Senior Debt Securities		(1)(2)		(1)	$1,200,000,000	(2)	$149,400	(3)

(1)	Not applicable pursuant to the Note following the Calculation of Registration Fee Table and General Instruction II.D. to Form S-3, which provide that only the maximum aggregate offering price for all classes of securities to be registered need be specified.

(2)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies or foreign currency units as shall result in an aggregate initial offering price for all securities not to exceed $1,200,000,000, exclusive of any accrued interest.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), at the statutory rate of $124.50 per million of the maximum aggregate offering price in effect at the time of filing. Pursuant to Rule 457(p) of the Securities Act, $120,350 of this amount is being paid with the filing of this registration statement; the balance is paid by offset of $29,050 of the filing fee paid with Wisconsin Public Service Corporation’s registration statement on Form S-3 (No. 333-199909), which was filed on November 6, 2014, associated with $250,000,000 of unsold securities registered on that registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 5, 2018

PROSPECTUS

$1,200,000,000

Wisconsin Public Service Corporation

Senior Debt Securities

Wisconsin Public Service Corporation may issue and sell senior debt securities to the public. We urge you to read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

This prospectus describes some of the general terms that may apply to these senior debt securities. The specific terms of any senior debt securities to be offered, and any other information relating to a specific offering, will be set forth in a prospectus supplement that will describe the interest rates, payment dates, ranking, maturity and other terms of any senior debt securities that we issue or sell.

We may offer and sell these senior debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

See “Risk Factors” on page 1 of this prospectus and “Risk Factors” contained in any applicable prospectus supplement and documents incorporated by reference for information on certain risks related to the purchase of the senior debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2018.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our” and “Wisconsin Public Service” refer to Wisconsin Public Service Corporation, unless the context indicates otherwise.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may offer to the public the senior debt securities described in this prospectus in one or more offerings.

This prospectus provides you with only a general description of the senior debt securities we may offer. Each time we offer senior debt securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the particular senior debt securities and terms of that offering. In the prospectus supplement, we will describe the specific designation, aggregate principal amount, purchase price, maturity, rate and time of payment of interest, and the redemption terms and other terms of any senior debt securities that we issue and sell.

The prospectus supplement will also describe the proceeds and uses of proceeds from the senior debt securities, together with the names and compensation of the underwriters, if any, through whom the senior debt securities are being issued and sold, and other important considerations for investors. The prospectus supplement may also add to, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

RISK FACTORS

Investing in the securities of Wisconsin Public Service Corporation involves risk. Please see the “Risk Factors” described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

We have included or may include statements in this prospectus or in any prospectus supplement (including documents incorporated by reference) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will” or similar terms or variations of these terms.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.

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In addition to the assumptions and other factors referred to specifically in connection with those statements, factors that could cause our actual results, performance or achievements to differ materially from those contemplated in the forward-looking statements include factors we have described under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and under the caption “Factors Affecting Results, Liquidity, and Capital Resources” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2016, or under similar captions in the other documents we have incorporated by reference. Any forward-looking statement speaks only as of the date on which that statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.

WISCONSIN PUBLIC SERVICE CORPORATION

We are an indirect wholly-owned subsidiary of WEC Energy Group, Inc. (“WEC Energy Group”) and were incorporated in the state of Wisconsin in 1883. Our principal executive offices are located at 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin, 54307-9001, and our telephone number is (800) 450-7260.

We are an electric and natural gas utility and derive revenues primarily from the distribution and sale of electricity and natural gas to retail customers in Wisconsin. We also provide wholesale electric service to numerous utilities and cooperatives for resale. We conduct our business primarily through our utility reportable segment.

Effective January 1, 2017, our customers and electric and natural gas distribution assets located in the Upper Peninsula of Michigan were transferred to Upper Michigan Energy Resources Corporation, a new stand-alone utility subsidiary of WEC Energy Group.

Effective January 1, 2017, we transferred our 10.37% ownership interest in WPS Investments, LLC, which holds an approximate 34% interest in American Transmission Company LLC, to another indirect wholly-owned subsidiary of WEC Energy Group.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our senior debt securities (a) to fund, or repay short-term debt incurred to fund, our continuing construction program to provide services to new and existing utility customers in our service area and to improve and modernize our facilities, (b) to repay and/or refinance debt, (c) for investments, and/or (d) for other general corporate purposes. Pending disposition, we may temporarily invest any proceeds of the offering not required immediately for the intended purposes in U.S. governmental securities and other high quality U.S. securities. We expect to borrow money or sell securities from time to time, but we cannot predict the precise amounts or timing of doing so. For current information, please refer to our current filings with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION.”

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges are described below for the periods indicated.

	Nine Months Ended September 30,		Year Ended December 31,
	2017		2016		2015		2014		2013		2012
Ratio of Earnings to Fixed Charges	5.9	x	5.2	x	4.3	x	4.5	x	5.5	x	5.4	x

For these ratios, “earnings” is determined by adding (a) pre-tax income (less undistributed earnings of equity investees) and (b) fixed charges. “Fixed charges” consists of interest charges on our long-term and short-term debt (including the estimated interest component of rental expense), capitalized interest and amortization of debt expenses.

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DESCRIPTION OF THE SENIOR DEBT SECURITIES

We may issue from time to time, in one or more series, senior debt securities under a Trust Indenture dated as of December 1, 1998 between us and U.S. Bank National Association (successor to Firstar Bank Milwaukee, N.A., National Association), as supplemented and amended by any supplemental indentures, which we refer to collectively in this prospectus as the “indenture.” In this prospectus, we refer to U.S. Bank National Association and any successor trustee under the indenture as the “senior trustee.” At September 30, 2017, the aggregate principal amount of senior debt securities outstanding under the indenture was $1.3 billion.

We have summarized selected provisions of the indenture and the senior debt securities that we may offer hereby. This summary is not complete and may not contain all of the information important to you. Copies of the indenture and a form of supplemental indenture are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part or other filings incorporated by reference in this prospectus. The supplemental indenture for each series of senior debt securities issued and outstanding also has been or will be filed, or incorporated by reference, as an exhibit to the registration statement or other filings incorporated by reference in this prospectus. You should read the indenture and the applicable supplemental indenture for other provisions that may be important to you. The particular terms of any senior debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the senior debt securities described below and in the indenture. For a description of the terms of any series of senior debt securities, you should also review both the prospectus supplement relating to that series and the description of the senior debt securities set forth in this prospectus before making an investment decision.

General

The indenture does not contain any debt covenants or provisions that would afford holders of the senior debt securities protection in the event of a highly leveraged transaction.

There is no requirement under the indenture that future issues of our debt securities be issued under the indenture. Subject to certain restrictions, which are described in “Restrictions” below, we will be free to employ other indentures or documentation, containing provisions different from those included in the indenture, in connection with future issues of our debt securities.

Please refer to the prospectus supplement relating to any senior debt securities being offered, which we refer to collectively in this prospectus as the “offered senior debt securities,” for specific terms respecting the offered senior debt securities, including among other terms the following:

•	the title of the offered senior debt securities;

•	any limit on the aggregate principal amount of the offered senior debt securities;

•	the date or dates on which the offered senior debt securities will mature;

•	the rate or rates per year (which may be fixed or variable) at which the offered senior debt securities will bear interest or the method by which the rate or rates will be determined;

•	the date from which interest will accrue or the method by which that date will be determined;

•	the dates on which interest will be payable and the regular record dates for the interest payment dates;

•	the dates, if any, on which, and the price or prices at which, we will redeem any offered senior debt securities, pursuant to any mandatory redemption or sinking fund provisions, and other detailed terms and provisions of any mandatory redemption or sinking funds;

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•	the date, if any, after which, and the price or prices at which, we may, or may be required to, redeem any offered senior debt securities, at our option or the option of the holder, pursuant to any optional redemption provisions, and other detailed terms and provisions of any optional redemption; and

•	any other terms of any offered senior debt securities (which terms shall not be inconsistent with the indenture).

The following activities relating to the senior debt securities will occur at the office of the senior trustee in St. Paul, Minnesota:

•	payment of principal and interest; and

•	exchange, transfer and registration of certificated senior debt securities.

At the option of the senior trustee, we may pay interest to the registered holder by check or by electronic funds transfer.

The offered senior debt securities will be represented either by global securities registered in the name of a depositary, or its nominee, or by certificates in certificated form issued to the registered holders of the offered senior debt securities as set forth in the applicable prospectus supplement.

Definitions

For purposes of the descriptions of the senior debt securities, certain defined terms have the following meanings:

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, Hybrid Preferred Securities (as defined in the indenture), premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in treasury. Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by our regularly retained independent accountants, and may be determined as of a date not more than 60 days before the happening of the event for which the determination is being made.

“Debt” means any outstanding debt for money borrowed evidenced by notes, debentures, bonds or other securities or guarantees of any debt for money borrowed.

“Net Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by our regularly retained independent accountants, and may be determined as of a date not more than 60 days before the happening of the event for which the determination is being made.

“Operating Property” means (i) any interest in real property that we own and (ii) any asset that we own that is depreciable in accordance with generally accepted accounting principles, excluding, in either case, any of our interests as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on the books of the lessee in accordance with generally accepted accounting principles.

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“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to that person. However, Sale and Lease-Back Transaction shall not include any arrangement first entered into before the date of the indenture or any transaction in which we sell Operating Property to, and subsequently purchase energy or services from, an entity if the transaction was ordered or authorized by, or was entered into pursuant to any plan or program of industry restructuring ordered or authorized by, any regulatory authority with jurisdiction over us or our operations.

“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) our net proceeds from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction or (ii) the net book value of the property, as determined by us in accordance with generally accepted accounting principles at the time of entering into the Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of that term, without regard, in any case, to any renewal or extension options contained in the lease.

Restrictions

The indenture provides that we may not consolidate with, merge with or into any other corporation (whether or not we are the surviving corporation), or sell, assign, transfer or lease all or substantially all of our properties and assets as an entirety or substantially as an entirety to any person or group of affiliated persons, in one transaction or a series of related transactions, unless: (1) either we will be the continuing person or the person (if other than us) formed by the consolidation or with which or into which we are merged or the person (or group of affiliated persons) to which we sell, assign, transfer or lease all or substantially all our properties and assets is a corporation (or constitute corporations) and that corporation expressly assumes all our obligations under the senior debt securities and the indenture by an indenture supplemental to the indenture, executed and delivered to the senior trustee in form satisfactory to the senior trustee; (2) immediately before and after giving effect to the transaction or series of transactions, no event of default, and no default, with respect to the senior debt securities shall have occurred and be continuing; and (3) we shall have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture complies with the indenture.

Limitation on Liens

The indenture provides that, so long as any senior debt securities are outstanding, we may not issue, assume, guarantee or permit to exist any Debt that is secured by any mortgage, security interest, pledge or lien, which we refer to collectively in this prospectus as “liens,” of or upon any of our Operating Property, whether owned at the date of the indenture or acquired after that date, without in any such case effectively securing the senior debt securities (together with, if we shall so determine, any of our other indebtedness ranking equally with the senior debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

That restriction will not apply to:

•	liens on any Operating Property existing at the time of its acquisition (which liens may also extend to subsequent repairs, alterations and improvements to the Operating Property);

•	liens on Operating Property of a corporation existing at the time the corporation is merged into, or consolidated with, or the corporation disposes of its properties (or those of a division) as or substantially as an entirety to, us;

•	liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of the Operating Property or to secure indebtedness incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided those liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of construction, development or substantial repair, alteration or improvement of the Operating Property;

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•	liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any of those entities (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, any of our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing or substantially repairing, altering or improving our Operating Property; or

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any liens referred to in the foregoing exceptions, provided, however, that the principal amount of Debt secured by the liens and not otherwise authorized by the foregoing exceptions, will not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

In addition, the restriction on liens described in this section will not apply to our issuance, assumption or guarantee of Debt secured by any liens that would otherwise be subject to that restriction up to an aggregate amount which, together with all of our other secured Debt (not including secured Debt permitted under any of the exceptions described above) and the Value of Sale and Lease-Back Transactions existing at that time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to any liens under any of the foregoing exceptions and Sale and Lease-Back Transactions that are permitted by the first sentence of “Limitations on Sale and Lease-Back Transactions” below), does not exceed the greater of 10% of the Net Tangible Assets or 10% of Capitalization.

Limitations on Sale and Lease-Back Transactions

The indenture provides that so long as the senior debt securities are outstanding, we may not enter into or permit to exist any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser’s commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of the Operating Property or the placing in operation of the Operating Property or of the Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if (a) we would be entitled under any of the exceptions described in the second paragraph under “Limitation on Liens” above to issue, assume, guarantee or permit to exist Debt secured by any liens on the Operating Property without equally and ratably securing the senior debt securities, (b) after giving effect to the Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the third paragraph under “Limitation on Liens,” at least $1.00 of additional Debt secured by liens (other than liens permitted by clause (a)) or (c) we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased to the retirement of our senior debt securities or other Debt ranking senior to or equally with, the senior debt securities, subject to reduction for senior debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

Events of Default and Notice of Default

The following events of default under the indenture apply to the senior debt securities of any series:

•	failure to pay interest on any senior debt security when due and if such failure continues for 30 days;

•	failure to pay the principal of (or premium, if any, on) any senior debt security when due and payable at maturity, upon redemption or otherwise;

•	failure to observe or perform any other covenant, warranty or agreement contained in the senior debt securities of that series or in the indenture (other than a covenant, agreement or warranty included in the indenture solely for the benefit of senior debt securities other than that series) and such failure continued for 60 days, following receipt of notice of the default from the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series;

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•	certain events of bankruptcy, insolvency or reorganization relating to us; and

•	any other event of default with respect to the senior debt securities of a series specified in the prospectus supplement relating to that series or in the supplemental indenture under which that series of senior debt securities is issued.

The senior trustee shall, within 30 days after the occurrence of any default or event of default with respect to senior debt securities of any series, give the holders of senior debt securities of that series notice of all uncured defaults or events of default known to it (the term default includes any event which after notice or passage of time or both would be an event of default); provided, however, that, except in the case of an event of default or a default in payment on any senior debt securities of any series, the senior trustee will be protected in withholding the notice if and so long as the board of directors, the executive committee of the board of directors or responsible officers of the senior trustee in good faith determine that the withholding of the notice is in the interest of the holders of senior debt securities of that series.

If an event of default with respect to senior debt securities of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, by notice in writing to us (and to the senior trustee if given by the holders of at least 25% in aggregate principal amount of the senior debt securities of that series) may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding senior debt securities of that series to be due and payable immediately and, upon any such declaration, the senior debt securities of that series shall become immediately due and payable.

If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding senior debt securities of any series will become immediately due and payable without any declaration or other act on the part of the senior trustee or any holder of any senior debt security of that series.

The holders of not less than a majority of the principal amount of the outstanding senior debt securities of any series may rescind a declaration of acceleration and its consequences with respect to the senior debt securities of that series if (1) all existing events of default, other than the nonpayment of principal of and interest on the senior debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived; (2) to the extent lawful, interest on overdue interest and on overdue principal that has become due otherwise than by reason of such acceleration has been paid; (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (4) all amounts due to the senior trustee under the indenture have been paid. The indenture requires us to file periodic statements with the senior trustee regarding our compliance with certain of the covenants of the indenture and to specify any event of default or defaults with respect to senior debt securities, in performing such covenants, of which the signers of the statements may have knowledge.

Modification of the Indenture; Waiver

We and the senior trustee without the consent of any holders may modify the indenture with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture and (ii) to make any change that does not materially adversely affect the interests of any holder of senior debt securities of any series. In addition, we and the senior trustee may modify certain of our rights and obligations and the rights of holders of the senior debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series affected by the modifications. None of the following modifications, however, will be effective against any holder of any outstanding senior debt securities of any series affected by the modifications without that holder’s consent:

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•	extension of the maturity or reduction of the principal amount of any senior debt securities of the affected series, reduction in the interest rate or extension of the time for payment of interest;

•	change in the redemption provisions in a manner adverse to any holder of senior debt securities of the affected series;

•	other modification in the terms of payment of the principal of, or interest on, the senior debt securities of the affected series; or

•	reduction of the percentage required for waivers of defaults or events of default under the indenture or for modification of the indenture.

The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series may, on behalf of the holders of all senior debt securities of that series, waive any event of default or default under the indenture with respect to that series, except an event of default in the payment of the principal of, or premium, if any, or any interest on, any senior debt security of that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding senior debt security of the affected series.

Defeasance

We may terminate our substantive obligations under the senior debt securities of any series (except for our obligations to pay the principal of (and premium, if any, on) and the interest on the senior debt securities of that series) by (i) depositing with the senior trustee, under the terms of an irrevocable trust agreement, money or U.S. government obligations sufficient to pay all remaining indebtedness on the senior debt securities of that series, (ii) delivering to the senior trustee either an opinion of counsel or a ruling directed to the senior trustee from the Internal Revenue Service to the effect that the holders of the senior debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the indenture.

Concerning the Senior Trustee

Unless otherwise indicated in a prospectus supplement, U.S. Bank National Association (as successor to Firstar Bank, Milwaukee, N.A., National Association) will act as senior trustee and registrar for senior debt securities issued under the indenture, and the senior trustee will also act as transfer agent and paying agent with respect to the senior debt securities. The senior trustee may be removed (i) by the holders of a majority in principal amount outstanding of the series of senior debt securities; and/or (ii) by us in certain circumstances, as more fully described in the indenture. If the senior trustee resigns or is removed or if a vacancy exists in the office of senior trustee for any reason, the indenture provides that we must promptly appoint a successor senior trustee. The senior trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the senior trustee. The senior trustee also provides services for us and some of our affiliates, including WEC Energy Group, as a depository of funds, registrar, member of bank groups providing back-up credit facilities to us and our affiliates, trustee under other indentures and similar services.

Governing Law

The indenture and the senior debt securities will be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of Wisconsin.

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PLAN OF DISTRIBUTION

We may sell the senior debt securities covered by this prospectus in any one or more of the following ways from time to time: (a) to or through underwriters or dealers; (b) directly to one or more purchasers; (c) through agents; (d) through competitive bidding; or (e) any combination of the above. The prospectus supplement will set forth the terms of the offering of the senior debt securities being offered thereby, including the name or names of any underwriters, the purchase price of those senior debt securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which those senior debt securities may be listed. Only underwriters so named in the applicable prospectus supplement are deemed to be underwriters in connection with the senior debt securities offered thereby.

If underwriters are used in the sale, the senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those senior debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the senior debt securities of the series offered by us and described in the applicable prospectus supplement if any of those senior debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Senior debt securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the senior debt securities remarketed thereby.

Senior debt securities may also be sold directly by us or through agents designated by us from time to time. Any agent involved in the offering and sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase senior debt securities providing for payment and delivery on a future date specified in the prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular senior debt securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (a) the purchase by an institution of the particular senior debt securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the particular senior debt securities are being sold to underwriters, we shall have sold to such underwriters all of those senior debt securities other than the senior debt securities covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance by us or such institutional investors thereunder.

If any underwriter or any selling group member intends to engage in stabilizing transactions, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of senior debt securities that may stabilize, maintain or otherwise affect the price of those senior debt securities, such intention and a description of such transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Joshua M. Erickson, Director – Legal Services – Corporate and Finance, will pass upon the validity of the senior debt securities, as well as certain other legal matters, on our behalf. Mr. Erickson is the beneficial owner of less than 0.01% of WEC Energy Group’s common stock. Various legal matters in connection with the senior debt securities will be passed upon for us by counsel identified in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, various legal matters in connection with the senior debt securities will be passed upon for any underwriters by Hunton & Williams LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Wisconsin Public Service Corporation’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, as well as registration and information statements and other information, with the SEC. These documents may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants like us that file electronically with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC (File No. 001-03016) will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2016.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017.

•	Current Report on Form 8-K filed on July 26, 2017.

No information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K will be incorporated by reference in this prospectus unless specifically stated otherwise. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the documents incorporated by reference in this prospectus, at no cost, upon written or oral request at the following address:

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Wisconsin Public Service Corporation

700 North Adams Street

P.O. Box 19001

Green Bay, Wisconsin 54307-9001

Attn: General Counsel and Corporate Secretary

(800) 450-7260

You should rely only on the information provided in or incorporated by reference (and not later changed) in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of any securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee (actual)	$149,400
Public Service Commission of Wisconsin fee (actual)	1,000
Trustee’s fees and expenses	20,000
Printing fees and expenses	100,000
Legal fees and expenses	575,000
Accountants’ fees and expenses	330,000
Rating agencies’ fees and expenses	1,920,000
Miscellaneous expenses	19,600
Total	$3,115,000	*

* Each prospectus supplement will reflect estimated expenses based upon the amount of the related offering.

Item 15.    Indemnification of Directors and Officers.

Wisconsin Public Service Corporation (“Wisconsin Public Service” or the “Company”) is incorporated under the Wisconsin Business Corporation Law (“WBCL”).

Pursuant to the WBCL and Article VI of the By-laws of Wisconsin Public Service, directors and officers of Wisconsin Public Service are entitled to mandatory indemnification from us against certain liabilities and expenses to the extent such officers or directors are successful on the merits or otherwise in connection with a proceeding, unless it is determined that the director or officer breached or failed to perform his or her duties to Wisconsin Public Service and such breach or failure constituted: (a) a willful failure to deal fairly with Wisconsin Public Service or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should also be noted that the WBCL specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the WBCL, directors of Wisconsin Public Service are not subject to personal liability to Wisconsin Public Service, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

The indemnification provided by the WBCL and our By-laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

The indemnification described above may be broad enough to cover liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Officers, directors and controlling persons of Wisconsin Public Service may also be indemnified by the underwriters for certain claims under the Securities Act pursuant to the terms of any underwriting or purchase agreements entered into by Wisconsin Public Service.

Officers and directors of Wisconsin Public Service are covered by insurance policies purchased by Wisconsin Public Service or its ultimate parent, WEC Energy Group, Inc., under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

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Item 16.    Exhibits.

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

4.1(a)	Indenture, dated as of December 1, 1998, between the Company and U.S. Bank National Association (successor to Firstar Bank Milwaukee, N.A., National Association) (Incorporated by reference to Exhibit 4A to Form 8-K filed December 18, 1998) (File No. 1-3016).

4.1(b)	First Supplemental Indenture, dated as of December 1, 1998, between the Company and Firstar Bank Milwaukee, N.A., National Association (Incorporated by reference to Exhibit 4C to Form 8-K filed December 18, 1998) (File No. 1-3016).

4.1(c)	Fifth Supplemental Indenture, dated as of December 1, 2006, by and between the Company and U.S. Bank National Association (Incorporated by reference to Exhibit 4.1 to Form 8-K filed November 30, 2006) (File No. 1-3016).

4.1(d)	Ninth Supplemental Indenture, dated as of December 1, 2012, by and between the Company and U.S. Bank National Association (Incorporated by reference to Exhibit 4.1 to Form 8-K filed November 29, 2012) (File No. 1-3016).

4.1(e)	Tenth Supplemental Indenture, dated as of November 1, 2013, by and between the Company and U.S. Bank National Association (Incorporated by reference to Exhibit 4.1 to Form 8-K filed November 18, 2013) (File No. 1-3016).

4.1(f)	Eleventh Supplemental Indenture, dated as of December 4, 2015, between the Company and U.S. Bank National Association (Incorporated by reference to Exhibit 4.1 to Form 8-K filed December 4, 2015) (File No. 1-3016).

4.2	Form of Supplemental Indenture relating to Senior Debt Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

5.1	Opinion of Joshua M. Erickson.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Joshua M. Erickson (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the Signatures page).

25.1	Statement of Eligibility on Form T-1 of Trustee under the Indenture, dated as of December 1, 1998.

Item 17.    Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, as of this 5th day of January, 2018.

WISCONSIN PUBLIC SERVICE CORPORATION

By:	/s/ Gale E. Klappa
Gale E. Klappa
Chief Executive Officer and
Chairman of the Board of Directors

The persons whose signatures appear below hereby severally constitute and appoint Gale E. Klappa, Scott J. Lauber and James A. Schubilske, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the Registration Statement, including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments to the Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on this 5th day of January, 2018:

Signature	Title

/s/ Gale E. Klappa	Chief Executive Officer and Chairman, and Director
Gale E. Klappa	(Principal Executive Officer)

/s/ Scott J. Lauber	Executive Vice President, Chief Financial Officer and Director
Scott J. Lauber	(Principal Financial Officer)

/s/ William J. Guc	Vice President and Controller
William J. Guc	(Principal Accounting Officer)

/s/ J. Kevin Fletcher	Director
J. Kevin Fletcher

/s/ Margaret C. Kelsey	Director
Margaret C. Kelsey

Director
Allen L. Leverett